Exhibit 21.1

Subsidiaries of the Registrant

Entity	Jurisdiction of Organization
1198786 B.C. Ltd.	British Columbia
12008432 Canada Inc.	Canada
12038528 Canada Inc.	Canada
1-800 All Parts Holdings, LLC	Delaware
1-800 All Parts, LLC	California
1-800 Radiator & A/C, LLC	California
1-800 Radiator Canada Co.	Nova Scotia
1-800-Radiator Franchise, LLC	California
1-800-Radiator Franchisor SPV LLC	Delaware
1-800-Radiator Product Sourcing LLC	Delaware
2373404 Ontario Inc.	Ontario
2559275 Ontario Inc.	Ontario
79411 USA, LLC	Delaware
A-1 Auto Glass 2019, LLC	Delaware
ABRA Franchising, LLC	Delaware
ABRA Franchisor SPV LLC	Delaware
Advanced Auto Glass, LLC	Delaware
AGN Glass LLC	Delaware
ALL STAR GLASS, LLC	California
American Financial, LLC	Maryland
AML –automobilové mycílinky, spol. s r.o.	Czech Republic
Anduff Car Wash Limited	England and Wales
Anduff Holdings Limited	England and Wales
Artego Auto Wasch-u. Service GmbH	Austria
Association of Collision Repairers, LLC	California
Auto Center Auto Body, LLC	California
Automotive Training Institute, LLC	Delaware
Boing Acquisitions Limited	England and Wales
Boing Midco Limited	England and Wales
Brossecar Indústria e Cómerciode Escovas Auto, Lda	Portugal
Carstar Canada GP Corp.	Canada
Carstar Canada Partnership, LP	Ontario
Carstar Canada SPV GP Corporation	Canada
Carstar Canada SPV LP	Ontario
CARSTAR Franchise Systems, Inc.	Kansas
CARSTAR Franchisor SPV LLC	Delaware
CARSTAR Holdings Corp.	Delaware
CARSTAR, Inc.	Kansas
Caulfield-Bickett, LLC	California
Claim Driver Inc.	Delaware
Clairus Acquisition (2019), LLC	Delaware
Clairus Group USA Holdco, LLC	Delaware
Clairus Group USA Midco, LLC	Delaware
Clairus Group USA, LLC	Delaware
Cleanland Limited	England and Wales
Compagnie Parisienne de Services SAS	France
Drive N' Style, LLC	Delaware
Driven Acquisition LLC	North Carolina
Driven Brands Canada Funding Corporation	Canada
Driven Brands Canada Shared Services Inc.	Canada
Driven Brands Canada, Inc.	Canada
Driven Brands Funding, LLC	Delaware
Driven Brands Shared Services, LLC	Delaware
Driven Brands, Inc.	Delaware
Driven Canada Claims Management GP Corporation	Canada
Driven Canada Claims Management LP	Ontario
Driven Canada Funding HoldCo Corporation	Canada
Driven Canada Product Sourcing GP Corporation	Canada
Driven Canada Product Sourcing LP	Ontario
Driven Canada Product Sourcing II GP	Canada
Driven Canada Product Sourcing II LP	Ontario

Entity Jurisdiction of Organization Driven Claims, LLC Delaware Driven Funding HoldCo, LLC Delaware Driven Glass Inc. Delaware Driven Holdings LLC Delaware Driven Holdings Parent LLC Delaware Driven Product Sourcing LLC Delaware Driven Sister Holdings LLC Delaware Driven Systems LLC Delaware Econo Lube Franchisor SPV LLC Delaware Econo-Lube N’ Tune, LLC Delaware Express Management Arkansas Inc. Arkansas FUSA Franchisor SPV LLC Delaware FUSA, LLC Delaware Gauthier Auto Glass Limited 1 Ontario Go Glass Franchisor SPV GP Corporation Canada Go Glass Franchisor SPV LP Ontario IMO Auto Lavagens, SA Portugal IMO AUTOLAVADOS, S.A.U. Spain IMO Autopflege Beteiligungsverwaltungs GmbH Germany IMO Autopflege GmbH Germany IMO AutopflegeBeteiligungsgesellschaft mbH & Co. KG Germany IMO Car Wash Australasia Pty Ltd Australia IMO Car Wash Group LTD England and Wales IMO Denmark Holdings Limited England and Wales IMO Deutschland Holding GmbH Germany IMO France SNC France IMO Group Holdings Pty Ltd Australia IMO Holding GmbH Germany IMO Hungary Autómosó Kft Hungary IMO Polska Sp. z o.o. Poland International Car Wash Group Financing PLC England and Wales International Car Wash Group LTD. England and Wales IPIC BV Netherlands IPIC Luxembourg S.àr.l. Luxembourg Le Roseau SA Luxembourg M&M Auto Glass Services, LLC New York Maaco Canada GP Corp. Canada Maaco Canada Partnership, LP Ontario Maaco Canada SPV GP Corporation Canada Maaco Canada SPV LP Ontario Maaco Franchising, LLC Delaware Maaco Franchisor SPV LLC Delaware Manufacture des Brosses du Marais Poitevin SAS France Meineke Advertising Trust Fund North Carolina Meineke Canada GP Corp. Canada Meineke Canada Partnership, LP Ontario Meineke Canada SPV GP Corporation Canada Meineke Canada SPV LP Ontario Meineke Car Care Centers, LLC North Carolina Meineke Discount Muffler Holding, LLC North Carolina Meineke Franchisor SPV LLC Delaware Meineke Realty, LLC Delaware Merlin Franchisor SPV LLC Delaware Milburn Productions Limited England and Wales Pro Oil Canada GP Corp. Canada Pro Oil Canada Partnership, LP Ontario Radiator Express of Canada, Inc. California Rose FinanceCo PLC England and Wales Rose HoldCo Limited England and Wales Rose MidCo Limited England and Wales SBA-TLC, LLC North Carolina Shine Acquisition Co Limited England and Wales

Entity Jurisdiction of Organization Shine Acquisition Co. S.à r.l. Luxembourg Shine Holdco (UK) Limited England and Wales Shine Holdco I Limited England and Wales Shine Holdco II Limited England and Wales Shine Holdco III Limited England and Wales Shine Nominee Limited England and Wales Sodeal SA Belgium Spire Supply LLC Delaware Star Auto Glass Franchisor SPV GP Corporation Canada Star Auto Glass Franchisor SPV LP Ontario T5 Holding, LLC Delaware Take 5 Canada GP Corp. Canada Take 5 Canada Partnership, LP Ontario Take 5 Canada SPV GP Corporation Canada Take 5 Canada SPV LP Ontario Take 5 Express Car Wash Franchisor Inc. Delaware Take 5 Franchising LLC North Carolina Take 5 Franchisor SPV LLC Delaware Take 5 LLC North Carolina Take 5 Oil Change LLC Delaware Take 5 Properties SPV LLC Delaware TOMAN Handels-und Beteiligungsverwaltungsgesellschaft GmbH Germany TOMAN Handels-undBeteiligungsgesellschaft GmbH Germany TOPAS Chemie GmbH Germany 1 Majority owned by Registrant